STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION INTO

DOMESTIC CORPORATION

Pursuant to Title 8, Section 251 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of each constituent corporation is FD Acquisition Corp., a Delaware corporation, and Flikdate, Inc., a Delaware corporation.

SECOND: The Amended and Restated Agreement of Merger dated June 30, 2014 has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 251.

THIRD: The name of the surviving corporation is Flikdate, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective immediately upon filing.

SIXTH: The Agreement of Merger is on file at 77 Ho’okele Street, Suite 201, Kahului, Hawaii 96732, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

EIGHTH: The authorized capital stock of Flikdate, Inc. consists of 20,000,000 shares of its common stock, $0.0001 par value per share.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the __ day of July2014.

FLIKDATE, INC.

By:
Name: Nikola Bicanic

Title: President and Chief Executive Officer